UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 3, 2003


                                   AGWAY INC.
                                   ---------
             (Exact name of registrant as specified in its charter)


Delaware                       2-22791                                15-0277720
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(State or other jurisdiction  (Commission                          (IRS Employer
of incorporation)              File Number)                  Identification No.)


333 Butternut Drive, DeWitt, New York                                      13214
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (315) 449-6715








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Item 5.  Other Events and Regulation FD Disclosure

Agway, Inc. and Telmark LLC, Agway's wholly owned lease-financing subsidiary, today announced that Telmark has completed the sale of substantially all of its assets and business relationships to Wells Fargo Financial Leasing, Inc. The sale was approved on February 27, 2003 by the U. S. Bankruptcy Court for the Northern District of New York in Utica, NY following an auction hearing during which no higher and better offers were received for the assets.

Telmark received approximately $615 million for the assets, which have a book value of approximately $622 million. Telmark will be responsible for repayment of its outstanding debt, debt related costs and other liabilities and transaction related expenses estimated to aggregate approximately $548 million, resulting in a net proceeds to Telmark of approximately $67 million, which amounts are subject to certain agreed to holdbacks and post-closing adjustments.

A copy of the Amended and Restated Asset Purchase Agreement and a copy of the press release dated March 3, 2003 are attached as exhibits to this filing and incorporated herein by reference.























Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

Agway is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, Agway. Where any such forward-looking statement includes a statement of the assumptions or basis underlying such forward-looking statement, Agway cautions that, while it believes such assumptions or basis to be reasonable and make them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material, depending upon the circumstances. Certain factors that could cause actual results to differ materially from those projected have been discussed herein and include the factors set forth below. Other factors that could cause actual results to differ materially include uncertainties of economic, competitive and market decisions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Agway. Where, in any forward-looking statement, Agway, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "intend" and "anticipate" and similar expressions identify forward-looking statements.

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Item 7. Financial Statements and Exhibits

(c) Exhibits.

The following exhibits are filed as part of this report.

No.
---

2(a) Amended and Restated Asset Purchase Agreement dated as of February 26, 2003 By and Among Wells Fargo Financial Leasing, Inc., Agway Inc., Telmark, LLC, Telmark Lease Funding II, LLC, Telmark Lease Funding III, LLC and Telease Financial Services, Ltd.

2(b)     Addendum 1 to Asset Purchase Agreement dated February 26, 2003.

2(c) Addendum 2 to Amended and Restated Asset Purchase Agreement dated February 26, 2003.

2(d) Closing Addendum to Amended and Restated Asset Purchase Agreement dated February 26, 2003.

99       Press release dated March 3, 2003.





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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AGWAY INC.
                                  (Registrant)



Date       March 3, 2003                    By   /s/ PETER J. O'NEILL
       -------------------                      --------------------------------
                                                      Peter J. O'Neill
                                                     Senior Vice President
                                                      Finance & Control
                                                (Principal Financial Officer and
                                                       Chief Accounting Officer)